Exhibit 99.1

ConnectM Announces Strategic Acquisition of

Green Energy Gains Inc.

~ Advances M&A Strategy and Completes Second Acquisition Since Public Listing in July 2024 ~

~ Acquisition Immediately Increases the Customer Base of ConnectM’s Proprietary Electric Heat Pump, Serving as an Entry Point for Home Energy Assessment (HEA) Flywheel ~

~ High Conversion Rate of 65% from HEA Consultations to Heat Pump Adopters ~

~ Green Energy Gains Unlocks Local, State and Federal Electrification Incentives for Homeowners ~

Marlborough, MA, October 10, 2024 – ConnectM Technology Solutions, Inc. (Nasdaq: CNTM) (“ConnectM” or the “Company”), a technology company focused on the electrification economy, today announced it has signed a definitive agreement (the “Purchase Agreement”) to acquire Green Energy Gains Inc. (“Green Energy Gains” or “GEG”), a Massachusetts Home Performance Contractor of energy and weatherization assessments, working in partnership with the sponsors of the Mass Save® Program. The Company’s acquisition of Green Energy Gains is the second strategic acquisition since the Company’s public listing, validating management’s commitment to its operating plan.

Transaction Overview

ConnectM has entered into a Purchase Agreement with the owners of Green Energy Gains, whereby the Company has acquired all of the issued and outstanding capital stock of GEG in an all-stock transaction. The transaction was completed on October 9, 2024.

The Green Energy Gains operating model includes home energy assessments (HEA) and modeling, and identification of weatherization opportunities for the home in order to reduce the homeowner’s utility bills. ConnectM’s core business model relies on an inorganic growth strategy. Green Energy Gains, as a strategic acquisition, strengthens ConnectM's portfolio and is expected to expand the customer base for its proprietary electric heat pump, offering a suitable solution for homeowners after no cost home energy assessments. The acquisition serves as an entry point for the HEA flywheel, providing whole home electrification solutions and unlocks the world of rebates and incentives for electrification. Green Energy Gains also brings a local partner ecosystem consisting of HVAC contractors which will serve as a distribution channel for ConnectM heat pumps and pave a path for potential future Master Service Agreements.

Bhaskar Panigrahi, Chairman and Chief Executive Officer of ConnectM, commented, “ConnectM has a vast pipeline of MSAs providing us certainty of a runway to execute on our growth strategy. Green Energy Gains has been a key MSA in coordination with our M&A model as it reached target financial performance, and we are pleased to close this acquisition as we continue to pursue synergistic M&A opportunities.”

“Additionally, as a second strategic component of this acquisition, Green Energy Gains will be instrumental in the distribution and installation of the ConnectM electric heat pumps as we continue to grow our network of providers trained with the expertise to deliver whole home electrification solutions,” concluded Mr. Panigrahi.

“ConnectM’s acquisition of Green Energy Gains presents an exciting opportunity to advance from our grassroots organization and introduce scale to GEG’s core home energy assessment and weatherization operations, while also expanding our product portfolio with ConnectM’s heat pump,” said Greg Kendall, CEO of Green Energy Gains. As we embark on our growth journey, we appreciate the leadership of Bhaskar and the ConnectM team in providing deep operator experience and a successful track-record of forming and scaling services platforms. With ConnectM’s network resources, we expect to expand GEG’s operations, products and distribution to accelerate topline growth while we retain our best-in-class client service.”

About ConnectM Technology Solutions, Inc.

ConnectM is at the forefront of advancing the electrification economy, integrating electrified energy assets with its AI-driven technology solutions platform. Serving residential and light commercial buildings, as well as all-electric original equipment manufacturers (OEMs), ConnectM’s proprietary Energy Intelligence Network platform accelerates the transition to solar and all-electric heating, cooling, and transportation. By leveraging technology, data, artificial intelligence, contemporary design, and behavioral economics, ConnectM aims to make electrification more user-friendly, affordable, precise, and socially impactful. The company’s vertically integrated approach includes wholly-owned service networks and a comprehensive technology stack, enabling customers to reduce their reliance on fossil fuels, lower energy costs, and minimize their carbon footprint. ConnectM is headquartered in Marlborough, Massachusetts.

For more information, please visit: https://www.connectm.com/

About Green Energy Gains

Green Energy Gains Inc. is a Home Performance Contractor working in partnership with the sponsors of the Mass Save® Program. Mass Save® is an efficiency program that provides rebates, incentives, training, and resources to help Massachusetts residents and businesses make energy efficiency upgrades. Green Energy Gains provides no cost home energy assessments for homeowners, including energy modeling and identify weatherization opportunities in the home that will reduce the homeowner’s utility bills.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the “Cautionary Note Regarding Forward-Looking Statements” section of the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024. Such filing identifies and addresses other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ConnectM is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

MZ North America

(203) 741-8811

ConnectM@mzgroup.us